EXHIBIT 99.1
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                    SEMOTUS SOLUTIONS ACQUIRES EXPAND BEYOND

            STOCK-FOR-STOCK ACQUISITION OF EXPAND BEYOND CORPORATION

LOS GATOS, CA - (PrimeZone Media) - March 29, 2005, 7:00AM EST -- Semotus Solutions Inc. (AMEX:DLK), an innovative provider of real-time professional market data and intelligent wireless communications software, today announced that it has acquired Expand Beyond Corporation, a leader in real-time mobile business software.

The boards of both companies and the majority of the shareholders of Expand Beyond have approved the stock-for-stock purchase transaction. Expand Beyond, based in Chicago, develops, sells and supports mobile and web applications, software products and application extension technologies.

As part of the acquisition, Expand Beyond co-founder and CEO Ari Kaplan will join Semotus as President of Expand Beyond Corporation, now the wholly owned subsidiary of Semotus. In addition to his new post with Semotus, Kaplan is on the Board of Directors for the International Oracle Users Group.

Expand Beyond's PocketDBA and PocketAdmin solutions provide immediate mobile access and control of business-critical software applications, databases, networks and servers. This solves the vulnerabilities of relying on on-call staff, which may require 30 to 40 minutes to relocate to the home or office, by giving them the tools to respond immediately from the field. A range of products allow for the secure real-time management of Oracle, SQL Server, Teradata, Windows Active Directory, Exchange, servers and more from mobile devices including BlackBerry, Palm, Pocket PC, laptops, smartphones, and desktops.

The Expand Beyond solutions are based upon the patented XBanywhere framework, which will enable Semotus to develop additional web-based handheld applications up to 20 times faster than traditional embedded development methods such as J2ME and NET.

As part of the transaction, Semotus also receives Expand Beyond's broad portfolio of patents. One of the patents, titled "System, Method, and Apparatus for the Wireless Monitoring and Management of Computer Systems," has an extensive list of 46 approved claims - making it one of the most comprehensive and far-reaching patents awarded in the mobile business software industry to date.

"With Expand Beyond's solutions, technology, and patents, Semotus strengthens its leadership position as mobility continues its rapid adoption in the enterprise. Semotus' existing wireless software applications solve significant business problems, and Expand Beyond's products provide the perfect complementary business value. This merger will have an immediate positive impact on both our cash flow and our revenues," said Anthony N. LaPine, Semotus Solutions' Chairman and CEO. "Expand Beyond will augment our HipLink product line. We expect to take advantage of Expand Beyond's customer base for marketing our HipLink products, which should significantly enhance our future revenues."

"Expand Beyond is delighted to be acquired by Semotus Solutions, a well respected wireless infrastructure technology company with a disciplined strategic focus," said Ari Kaplan, President of Expand Beyond. "Semotus Solutions' products and services are highly complementary and attractive to Expand Beyond and its customers. The resulting combined company will be a strong player in the mobile software industry."

Expand Beyond was represented by its financial advisor, Newforth Partners, LLC, a San Mateo-based investment bank. Semotus Solutions was represented by Bathgate Capital Partners, LLC, based in Greenwood Village, Colorado.

ABOUT SEMOTUS SOLUTIONS
Founded in 1993, Semotus Solutions (AMEX:DLK) is the premier provider of software for the mobile enterprise, connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. www.semotus.com; www.hiplinkxs.com

SEMOTUS SOLUTIONS MEDIA CONTACT
DONALD MEYER
MARKETING MANAGER
(408) 358-7003
dmeyer@semotus.com

SEMOTUS SOLUTIONS INVESTOR RELATIONS CONTACT
TALI DURANT
CORPORATE COUNSEL
(408) 358-7100
tdurant@semotus.com

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This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.